Exhibit 99(i)

Press Release
From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2025

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2025.

Revenues from Operations for the three months ended January 31, 2025 were $5,643,444 compared to revenues of $5,414,843 in the comparable 2024 three-month period while Revenues from Operations for the six months ended January 31, 2025 were $11,182,573 compared to revenues of $10,738,644 in the comparable 2024 six-month period.

Net loss from Operations for the three months ended January 31, 2025 was $(157,681), or $(.08) per share, compared to net loss from Operations of $(98,059), or $(.04) per share, in the comparable 2024 three month period.

Net loss from Operations for the six months ended January 31, 2025 was $(131,024), or $(.07) per share, compared to net loss from Operations of $(290,603), or $(.14) per share, in the comparable 2024 six month period.

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Dated:	March 12, 2025